Exhibit 10.6

TAX PROTECTION AGREEMENT

This TAX PROTECTION AGREEMENT (this “Agreement”) is entered into as of September 27, 2013, by and among Retail Opportunity Investments Corp., a Delaware corporation (the “REIT”), Retail Opportunity Investments Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), each Protected Partner identified as a signatory on Schedule I, as amended from time to time, and each Guaranty Partner identified as a signatory on Schedule II, as amended from time to time.

RECITALS

WHEREAS, pursuant to that certain Agreement for Sale and Purchase of Partnership Interests, effective as of August __, 2013, between the Operating Partnership and the “Sellers” signatory thereto (the “Purchase Agreement”), the Operating Partnership will acquire 51% of the general partnership interests and limited partnership interests in Terranomics Crossroads Associates Limited Partnership, a California limited partnership (the “Company”);

WHEREAS, in connection with the Purchase Agreement, the REIT and the Operating Partnership shall enter into this Agreement with each Seller electing to receive common units of partnership interest in the Operating Partnership (“OP Units”) in exchange for such Seller’s ownership interests in the Company pursuant to the Purchase Agreement;

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Capitalized terms employed herein and not otherwise defined shall have the meanings assigned to them in the Purchase Agreement.  Otherwise, for purposes of this Agreement the following definitions shall apply:

Section 1.1 “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Section 1.2 “Agreement” has the meaning set forth in the preamble.

Section 1.3 “Closing Date” means the closing of the Buyer’s acquisition of ownership interests in the Company pursuant to the Purchase Agreement.

Section 1.4 “Code” means the United States Internal Revenue Code of 1986, as amended.

Section 1.5 “Collateral” has the meaning set forth in  Section 1.24 under the definition of “Qualified Liability.”

Section 1.6 “Debt Gross Up Amount” has the meaning set forth in Section 1.15 under the definition of “Make Whole Amount.”

Section 1.7 “Debt Notification Event” means, with respect to a Qualified Liability for which a Guaranty Partner has previously executed a guaranty, any transaction in which such liability shall be refinanced, otherwise repaid (excluding for this purpose, scheduled payments of principal occurring prior to the maturity date of such liability), or guaranteed by any of the REIT, the Operating Partnership, or one or more of their Affiliates, or guaranteed by one or more partners of the Operating Partnership.

Section 1.8 “Exchange” has the meaning set forth in Section 2.1(b) of this Agreement.

Section 1.9 “Fundamental Transaction” means a merger, consolidation or other combination of the Operating Partnership with or into any other entity, a transfer of all or substantially all of the assets of the Operating Partnership, any reclassification, recapitalization or change of the outstanding equity interests of the Operating Partnership, or a conversion of the Operating Partnership into another form of entity.  Notwithstanding the above, a Fundamental Transaction shall not include any transaction to the extent that a Protected Party is provided with an opportunity to participate in such transaction in a manner that does not result in the recognition of taxable income or gain by such Protected Partner under Section 704(c) of the Code, regardless of whether such Protected Partner elects to participate in such transaction in such manner or otherwise.

Section 1.10 “Gross Up Amount” has the meaning set forth in Section 1.15 under the definition of “Make Whole Amount.”

Section 1.11 “Guaranteed Liability” means any Qualified Liability that is guaranteed, in whole or in part, by one or more Guaranty Partners in accordance with Section 2.4(b) of this Agreement.

Section 1.12 “Guaranty Opportunity” has the meaning set forth in Section 2.4(b).

Section 1.13 “Guaranty Partner” means: (i)  each signatory on Schedule II attached hereto, as amended from time to time; (ii) any person who holds OP Units and who acquired such OP Units from another Guaranty Partner in a transaction in which such person’s adjusted basis in such OP Units, as determined for Federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of the other Guaranty Partner in such OP Units; and (iii) with respect to a Guaranty Partner that is Pass Through Entity, and solely for purposes of computing the amount to be paid under Section 2.4 with respect to such Guaranty Partner, any person who (y) holds an interest in such Guaranty Partner, either directly or through one or more Pass Through Entities, and (z) is required to include all or a portion of the income of such Guaranty Partner in its own gross income.

Section 1.14 “Guaranty Permissible Liability” means a liability with respect to which the lender permits a guaranty.

Section 1.15 “Make Whole Amount” means:

(a)           with respect to any Protected Partner that recognizes gain under Section 704(c) of the Code as a result of a Tax Protection Period Transfer, the sum of (i) the product of (x) the income and gain recognized by such Protected Partner under Section 704(c) of the Code in respect of such Tax Protection Period Transfer (taking into account any adjustments under Section 743 of the Code to which such Protected Partner is entitled) multiplied by (y) the Make Whole Tax Rate, plus (ii) an amount equal to the combined Federal, applicable state and local income taxes (calculated using the Make Whole Tax Rate) imposed on such Protected Partner as a result of the receipt by such Protected Partner of a payment under Section 2.2 (the “Gross Up Amount”); provided, however, that the Gross Up Amount shall be computed without regard to any losses, credit, or other tax attributes that such Protected Partner might have that would reduce its actual tax liability; and

(b)           with respect to any Guaranty Partner that recognizes gain as a result of a breach by the Operating Partnership of the provisions of Section 2.4 hereof, the sum of (i) the product of (x) the income and gain recognized by such Guaranty Partner by reason of such breach, multiplied by (y) the Make Whole Tax Rate, plus (ii) an amount equal to the combined Federal, applicable state and local income taxes (calculated using the Make Whole Tax Rate) imposed on such Guaranty Partner as a result of the receipt by such Guaranty Partner of a payment under Section 2.4 (the “Debt Gross Up Amount”); provided, however, that the Debt Gross Up Amount shall be computed without regard to any losses, credit, or other tax attributes that a Guaranty Partner might have that would reduce its actual tax liability.

For purposes of calculating the amount of Section 704(c) gain that is allocated to a Protected Partner, any “reverse Section 704(c) gain” allocated to such partner pursuant to Treasury Regulations § 1.704-3(a)(6) that is treated as reverse 704(c) gain solely as a result of the revaluation of assets of the Company in connection with or prior to the acquisition of interests in the Company by the Operating Partnership pursuant to the Purchase Agreement shall be taken into account; and any "reverse 704(c) gain" resulting from any subsequent revaluation (including a revaluation resulting in an increase in the book value of any asset following a revaluation resulting in a decrease in the book value of such asset) shall not be taken into account; and the total amount of 704(c) gain and income taken into account for purpose of calculating the Make Whole Amount shall not exceed the initial Section 704(c) gain amount as of the Closing Date (as set forth on Exhibit A).

Section 1.16 “Make Whole Tax Rate” means, with respect to a Protected Partner who is entitled to receive a payment under Section 2.2 and with respect to a Guaranty Partner who is entitled to receive payment under Section 2.4, the highest combined statutory Federal, state and local tax rate in respect of the income or gain that gave rise to such payment, taking into account the character of the income and gain in the hands of such Protected Partner or Guaranty Partner, as applicable (reduced, in the case of Federal taxes, assuming a full deduction is allowed for income taxes paid to a state or locality), for the taxable year in which the event that gave rise to such payment under Section 2.2 or Section 2.4 occurred.

Section 1.17 “OP Agreement” means the Agreement of Limited Partnership of Retail Opportunity Investments Partnership, L.P., as amended from time to time.

Section 1.18 “Partners’ Representative” Means Ron Sher and his executors, administrators or permitted assigns.

Section 1.19 “Pass Through Entity” means a partnership, grantor trust, or S corporation for Federal income tax purposes.

Section 1.20 “Permitted Disposition” means a sale, exchange or other disposition of OP Units (i) by a Protected Partner or Guaranty Partner: (a) to such Protected Partner’s or Guaranty Partner’s children, spouse or issue; (b) to a trust for such Protected Partner or Guaranty Partner or such Protected Partner’s or Guaranty Partner’s children, spouse or issue; (c) in the case of a trust which is a Protected Partner or Guaranty Partner, to its beneficiaries, or any of them, whether current or remainder beneficiaries; (d) to a revocable inter vivos trust of which such Protected Partner or Guaranty Partner is a trustee; (e) in the case of any partnership or limited liability company which is a Protected Partner or Guaranty Partner, to its partners or members; and/or (f) in the case of any corporation which is a Protected Partner or Guaranty Partner, to its shareholders, and (ii) by a party described in clauses (a), (b), (c) or (d) to a partnership, limited liability company or corporation of which the only partners, members or shareholders, as applicable, are parties described in clauses (a), (b), (c) or (d); provided, that for purposes of the definition of Tax Protection Period, such Protected Partner or Guaranty Partner shall be treated as continuing to own any OP Units which were subject to a Permitted Disposition unless and until there has been a sale, exchange or other disposition of such OP Units by a permitted transferee which is not another Permitted Disposition.

Section 1.21 “Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

Section 1.22 “Protected Partner” means: (i)  each signatory on Schedule I attached hereto, as amended from time to time; (ii) any person who holds OP Units and who acquired such OP Units from another Protected Partner in a transaction in which such person’s adjusted basis in such OP Units, as determined for Federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of the other Protected Partner in such OP Units; and (iii) with respect to a Protected Partner that is Pass Through Entity, and solely for purposes of computing the amount to be paid under Section 2.2 with respect to such Protected Partner, any person who (y) holds an interest in such Protected Partner, either directly or through one or more Pass Through Entities, and (z) is required to include all or a portion of the income of such Protected Partner in its own gross income.

Section 1.23 “Protected Property” mean that certain project commonly known as the Crossroads Shopping Center in the City of Bellevue, County of King, State of Washington, with street address 15600 NE 8th Street, Bellevue, WA 98008, and related personal property, and any property acquired in Exchange for the Protected Property as set forth in Section 2.1(b).

Section 1.24 “Qualified Liability” means either:

(a) A direct or indirect liability of the Operating Partnership (or of an entity whose separate existence from the Operating Partnership is disregarded for Federal income tax purposes) with respect to which all of the following requirements are satisfied:

(i) the liability is secured by real property or other assets (the “Collateral”) owned directly or indirectly by the Operating Partnership (or by an entity whose separate existence from the Operating Partnership is disregarded for Federal income tax purposes);

(ii) on the date on which the Operating Partnership designated such liability as a Qualified Liability, the fair market value (as reasonably determined in good faith by the Operating Partnership) of the Collateral was at least 1.5 times the outstanding principal amount (and any accrued and unpaid interest) of the liability and any other Qualified Liabilities secured by such Collateral at such time, provided that if interest on such liability is not required to be paid at least annually or if the documents evidencing such liability permit the borrower to borrow additional amounts that are secured by the Collateral, the outstanding principal amount of such liability shall include the maximum amount that could be so added to the principal amount of such liability without a default;

(iii) the liability constitutes “qualified nonrecourse financing” as defined in Section 465(b)(6) of the Code with respect to the Operating Partnership;

(iv) no other person has executed any guaranties with respect to such liability other than: (A) guaranties by the Guaranty Partners; (B) guaranties by Affiliates of the Operating Partnership, provided that each applicable Guaranty Partner indemnifies each such Affiliate against any liability of such Affiliate (to the extent such liability does not exceed such Guaranty Partner’s Required Liability Amount) arising solely from the existence or performance of such guaranty; and (C) recourse carve out guaranties (i.e., bad-boy guaranties); and

(v) the Collateral does not provide security for another liability (other than another Qualified Liability) that ranks senior to, or pari passu with, the liability described in clause (i) above.

For purposes of determining whether clause (ii) has been satisfied in situations where one or more potential Qualified Liabilities are secured by more than one item of Collateral, the Operating Partnership shall allocate such liabilities among such items of Collateral in proportion to their relative fair market values (as reasonably determined in good faith by the Operating Partnership);

(b) A direct liability of the Operating Partnership that

(i) is not secured by any of the assets of the Operating Partnership and is a general, recourse obligation of the Operating Partnership, and

(ii) is not provided by a lender that has an interest in the Operating Partnership or is related to the Operating Partnership within the meaning of Section 465(b)(3)(C) or the Code; or

(c)           Any other indebtedness approved by the Partners’ Representative (or his successor or designee) in his sole and absolute discretion.

Section 1.25 “Required Liability Amount” means, with respect to each Guaranty Partner, 110% of such Guaranty Partner’s estimated “negative tax capital account” as of the Closing Date, a current estimate of which is set forth on Exhibit B hereto for each such Guaranty Partner.

Section 1.26 “Section 2.4 Notice” has the meaning set forth in Section 2.4(c).

Section 1.27 “Tax Protection Period” means, twelve (12) years; provided, however, that such period shall end with respect to any Protected Partner or Guaranty Partner to the extent that such Partner owns less than fifty percent (50%) of the OP Units originally owned by the Protected Partner or Guaranty Partner as of the Closing Date, disregarding the sale, exchange or other disposition of any such OP Units sold, exchanged or otherwise disposed of by the Protected Partner or Guaranty Partner in a Permitted Disposition.

Section 1.28 “Tax Protection Period Transfer” has the meaning set forth in Section 2.1(a) of this Agreement.

Section 1.29 “Transfer” means any direct or indirect sale, exchange, transfer or other disposition, whether voluntary or involuntary.

Section 1.30 “Treasury Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

ARTICLE II

TAX PROTECTIONS

Section 2.1 Taxable Transfers.

(a) Unless the Partners’ Representative expressly consents in writing to a Tax Protection Period Transfer, during the Tax Protection Period, the Operating Partnership shall indemnify the Protected Partners as set forth in Section 2.2 if the Operating Partnership or any entity in which the Operating Partnership holds a direct or indirect interest shall cause or permit: (i) any Transfer of all or any portion of the Protected Property (including any interest in the Protected Property or in any entity owning, directly or indirectly, an interest in the Protected Property, other than the Operating Partnership) in a transaction that results in the recognition of taxable income or gain by any Protected Partner under Section 704(c) of the Code with respect to the Protected Property; or (ii) any Fundamental Transaction that results in the recognition of taxable income or gain by any Protected Partner under Section 704(c) of the Code with respect to the Protected Property (such a Transfer or Fundamental Transaction, a “Tax Protection Period Transfer”).

(b) Section 2.1 (a) shall not apply to any Tax Protection Period Transfer of the Protected Property (including any interest therein or in the entity owning, directly or indirectly, the Protected Property): (i) in a transaction in which no gain is required to be recognized by a Protected Partner (an “Exchange”), including a transaction qualifying under Section 1031 or Section 721 (or any successor statutes) of the Code; provided, however, that any property acquired by the Operating Partnership in the Exchange shall remain subject to the provisions of this Article II in place of the exchanged Protected Property for the remainder of the Tax Protection Period; (ii) as a result of the condemnation or other taking of the Protected Property by a governmental entity in an eminent domain proceeding or otherwise, provided that the Operating Partnership shall use commercially reasonable efforts to structure such disposition as either a tax-free like-kind exchange under Section 1031 or a tax-free reinvestment of proceeds under Section 1033, provided that in no event shall the Operating Partnership be obligated to acquire or invest in any property that it otherwise would not have acquired or invested in.

Section 2.2 Indemnification for Taxable Transfers.

(a) In the event of a Tax Protection Period Transfer described in Section 2.1(a), each Protected Partner shall receive from the Operating Partnership an amount of cash equal to the Make Whole Amount applicable to such Tax Protection Period Transfer.  Any Make Whole Payments required under this Section 2.2(a) shall be made to each Protected Partner on or before April 15 of the year following the year in which the Tax Protection Period Transfer took place; provided that, if the Protected Partner is required to make estimated tax payments that would include such gain, the Operating Partnership shall make payment to such Protected Partner on or before the due date for such estimated tax payment and such payment from the Operating Partnership shall be in an amount that corresponds to the estimated tax being paid by the Protected Partner at such time.

(b) Notwithstanding any provision of this Agreement to the contrary, the sole and exclusive rights and remedies of any Protected Partner under Section 2.1(a) shall be a claim against the Operating Partnership for the Make Whole Amount as set forth in this Section 2.2, and no Protected Partner shall be entitled to pursue a claim for specific performance of the covenants set forth in Section 2.1(a) or bring a claim against any person that acquires the Protected Property from the Operating Partnership in violation of Section 2.1(a).

Section 2.3 Section 704(c) Gains.  The initial amount of Section 704(c) gain allocable to each Protected Partner as of the Closing Date is set forth on Exhibit A hereto.  The parties acknowledge that the initial amount of such Section 704(c) gain may be adjusted over time as required by Section 704(c) of the Code and the Regulations promulgated thereunder.

Section 2.4 Debt Maintenance and Allocation.

(a) During the Tax Protection Period, the Operating Partnership shall: (i) maintain on a continuous basis an amount of Qualified Liabilities at least equal to the Required Liability Amount; and (ii) provide the Partners’ Representative, thirty (30) days prior to the Closing Date, with a description of the nature and amount of any Qualified Liabilities that are available to be guaranteed by the Guaranty Partners pursuant to Section 2.4(b) of this Agreement.  For the avoidance of doubt, and notwithstanding any other provision of this Agreement, the Operating Partnership shall not be required to maintain any amount of Qualified Liabilities in excess of the aggregate Required Liability Amount of all Guaranty Partners.

(b) (i) At the Closing Date and during the Tax Protection Period as described in Section 2.4(c), the Operating Partnership shall provide each Guaranty Partner with the opportunity to execute a guaranty, substantially in the form attached hereto as Exhibit C or otherwise in a form and manner that is reasonably acceptable to the Partners’ Representative, of one or more Qualified Liabilities that are Guaranty Permissible Liabilities in an amount up to such Guaranty Partner’s Required Liability Amount (each such opportunity and each opportunity required by Section 2.4(c), a “Guaranty Opportunity”), and (ii) after the Tax Protection Period, and for so long as a Guaranty Partner is a partner in the Operating Partnership, the Operating Partnership shall use commercially reasonable efforts to make Guaranty Opportunities available to each Guaranty Partner, provided that in the case of this clause (ii), the Operating Partnership shall not be required to incur any indebtedness that it would not otherwise have incurred, as determined by the Operating Partnership in its reasonable discretion; provided, however, that in the case of clauses (i) and (ii) the aggregate amount of all guaranties required to be made available by the Operating Partnership for execution by all Guaranty Partners need not exceed the aggregate Required Liability Amount of all Guaranty Partners.  The Operating Partnership shall have the discretion to identify the Qualified Liability or Qualified Liabilities that shall be made available for guaranty by each Guaranty Partner.  Each Guaranty Partner and its indirect owners may allocate the Guaranty Opportunity afforded to such Guaranty Partner in any manner they choose. The Operating Partnership agrees to file its tax returns allocating any debt subject to a Guaranty to the applicable Guaranty Partners; provided that the Operating Partnership shall not be required to make such allocations to the extent it determines in good faith that there may not be “substantial authority” (within the meaning of Section 6662(d)(2)(B)(i) of the Code) for such allocations and so notifies the Guaranty Partner.   Each Guaranty Partner shall bear the costs incurred by it in connection with the execution of any guaranty to which it is a party. To the extent a Guaranty Partner executes a guaranty, the Guaranty Partner and the Operating Partnership shall jointly deliver a copy of such guaranty to the lender under the Guaranteed Liability.

(c) During the Tax Protection Period, the Operating Partnership shall not allow a Debt Notification Event to occur unless the Operating Partnership provides at least thirty (30) days’ written notice (a “Section 2.4 Notice”) to each Guaranty Partner that may be affected thereby.  The Section 2.4 Notice shall describe the Debt Notification Event and designate one or more Qualified Liabilities that may be guaranteed by the Guaranty Partners pursuant to Section 2.4(b) of this Agreement in an amount equal to the amount of the refinanced or repaid Qualifying Debt that was guaranteed by such Guaranty Partner immediately prior to the date of the refinancing or repayment.  Any Guaranty Partner that desires to execute a guaranty following the receipt of a Section 2.4 Notice shall provide the Operating Partnership with notice thereof within fifteen (15) days after the date of the Section 2.4 Notice.

(d) Provided the Operating Partnership satisfies its obligations under Section 2.4(a), (b) and (c) of this Agreement, it shall have no liability under Section 2.4(e) for breach of Section 2.4, whether or not such Guaranty Partner accepts such Guaranty Opportunity.  In the event a Guaranty Partner does not accept a Guaranty Opportunity, such person shall no longer be a Guaranty Partner and shall have no further rights to be offered subsequent Guaranty Opportunities. Furthermore, the Operating Partnership makes no representation or warranty to any Guaranty Partner concerning the treatment or effect of any guaranty under Federal, state, local, or foreign Tax law, and bears no responsibility for any Tax liability of any Guaranty Partner or Affiliate thereof that is attributable to a reallocation, by a taxing authority, of debt subject to a guaranty (other than an act or omission that is indemnifiable under Section 2.4(e)of this Agreement).

(e) If the Operating Partnership shall fail to comply with any provision of this Section 2.4, the Operating Partnership shall pay, within thirty (30) days of such failure, a Make Whole Payment to each Guaranty Partner who recognizes income or gain as a result of such failure equal to the estimated Make Whole Amount applicable to such failure.  Any Make Whole Payments required under this Section 2.4(e) shall be made to each Guaranty Partner on or before April 15 of the year following the year in which the Tax Protection Period Transfer took place; provided that, if the Guaranty Partner is required to make estimated tax payments that would include such gain, the Operating Partnership shall make payment to such Guaranty Partner on or before the due date for such estimated tax payment and such payment from the Operating Partnership shall be in an amount that corresponds to the estimated tax being paid by the Guaranty Partner at such time.

(f) Notwithstanding any provision of this Agreement to the contrary, the sole and exclusive rights and remedies of any Guaranty Partner for a breach or violation of the covenants set forth in Section 2.4 shall be a claim a claim against the Operating Partnership for the Make Whole Amount as set forth in Section 2.4(e), and no Guaranty Partner shall be entitled to pursue a claim for specific performance of the covenants set forth in Section 2.4.

Section 2.5 Dispute Resolution.Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Agreement (and any closing document executed in connection herewith) shall be governed by Section 18.11 of the Purchase Agreement.

ARTICLE III

GENERAL PROVISIONS

Section 3.1 Notices.  All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of this Agreement shall be given in the same manner as in the OP Agreement.

Section 3.2 Titles and Captions.  All Article or Section titles or captions in this Agreement are for convenience only.  They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.  Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 3.3 Pronouns and Plurals.  Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 3.4 Further Action.  The parties shall execute and deliver all documents, provide all information and take or refrain form taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 3.5 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 3.6 Creditors.  Other than as expressly set forth herein, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Operating Partnership.

Section 3.7 Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any covenant, duty, agreement or condition.

Section 3.8 Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.  Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 3.9 Applicable Law.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California, without regard to the principles of conflicts of law.

Section 3.10 Invalidity of Provisions.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of other remaining provisions contained herein shall not be affected thereby.

Section 3.11 Entire Agreement.  This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and amends, restates and supersedes the OP Agreement and any other prior written or oral understandings or agreements among them with respect thereto.

Section 3.12 No Rights as Stockholders.  Nothing contained in this Agreement shall be construed as conferring upon the holders of the OP Units any rights whatsoever as stockholders of the REIT, including, without limitation, any right to receive dividends or other distributions made to stockholders of the REIT or to vote or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the REIT or any other matter.

Section 3.13 Tax Advice and Cooperation.  Each party hereto acknowledges and agrees that it has not received and is not relying upon tax advice from any other party hereto, and that it has and will continue to consult its own tax advisors.  Each party hereto agrees to cooperate to the extent reasonably requested by any other party in connection with the filing of any tax returns or any audit, litigation or other proceeding related to taxes associated with the matters described herein, such cooperation shall include the retention and, upon request, provision of records and information that are relevant to such matters, and making employees available on a mutually convenient basis to provide such additional information as may reasonably be requested.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

REIT:

RETAIL OPPORTUNITY INVESTMENT CORP.,
a Delaware corporation

By: ___________________________
Name: _________________________
Title: __________________________

OPERATING PARTNERSHIP:

RETAIL OPPORTUNITY INVESTMENT PARTNERSHIP, L.P.,
a Delaware limited partnership

By: RETAIL OPPORTUNITY INVESTMENT CORP., a Delaware corporation,
Its General Partner

By: ___________________________
Name: _________________________
Title: __________________________

PROTECTED PARTNERS:

TCA HOLDINGS, LLC, a Washington
limited liability company

By:   ARGUS GROUP, LTD., a Washington corporation, its Manager

By: ___________________________
Name: _________________________
Title: __________________________

SHER GP, INC., a Washington corporation

By: ___________________________
Name: _________________________
Title: __________________________

BLUM FAMILY TRUST

______________________________
Trustee of the Blum Family Trust

JOSEPH BLUM IRREVOCABLE TRUST

______________________________
Trustee of the Joseph Blum Irrevocable Trust

______________________________
Ari Blum

______________________________
Morgan Blum

______________________________
Thomas Bomar

RAWSON, BLUM & COMPANY

By: ___________________________
Name: _________________________
Title: __________________________

RAWSON LIVING TRUST

______________________________
Trustee of the Rawson Living Trust

ARGUS GROUP, LTD.

By: ___________________________
Name: _________________________
Title: __________________________

EUGENE E. AND KATHLEEN B. CLAHAN REVOCABLE TRUST U/A DATED 11/11/88

Trustee of the Eugene E. and Kathleen B. Clahan Revocable Trust u/a dated 11/11/88

MERRITT AND PAMELA SHER LIVING TRUST

________________________________________
Trustee of the Merritt and Pamela Sher Living Trust

TERRANOMICS INVESTMENT
PARTNERSHIP

By: ___________________________
Name: _________________________
Title: __________________________

TERRANOMICS, a California corporation

By: ___________________________
Name: _________________________
Title: __________________________

RONALD SHER

______________________________
Ronald Sher

SCHEDULE I

PROTECTED PARTNERS

1.	Argus Group, Ltd.

2.	Blum Family Trust, J&N Blum, Trustees

3.	The Joseph Blum Irrevocable Trust

4.	Thomas Bomar

5.	Eugene E & Kathleen B Clahan Revocable Trust U/A Dated 11/11/88

6.	Rawson, Blum & Co.

7.	The Rawson Living Trust

8.	Merritt & Pamela Sher Living Trust

9.	Ronald Sher

10.	Sher GP, Inc.

11.	Terranomics Investment Partnership

12.	Terranomics

13.	TCA Holdings, LLC

14.	Ari Blum

15.	Morgan Blum

Schedule I - 1

SCHEDULE II

GUARANTY PARTNERS

1.	Argus Group, Ltd.

2.	Blum Family Trust, J&N Blum, Trustees

3.	The Joseph Blum Irrevocable Trust

4.	Thomas Bomar

5.	Eugene E & Kathleen B Clahan Revocable Trust U/A Dated 11/11/88

6.	Rawson, Blum & Co.

7.	The Rawson Living Trust

8.	Merritt & Pamela Sher Living Trust

9.	Ronald Sher

10.	Sher GP, Inc.

11.	Terranomics Investment Partnership

12.	Terranomics

13.	Ari Blum

14.	Morgan Blum

Schedule II - 1

EXHIBIT A

ALLOCATIONS OF SECTION 704(c) GAIN1

Argus Group, Ltd.	$1,037,523
Blum Family Trust, J&N Blum, Trustees	2,180,302
The Joseph Blum Irrevocable Trust	208,981
Thomas Bomar	1,063,487
Eugene E & Kathleen B Clahan Revocable Trust U/A Dated 11/11/88	2,209,613
Rawson, Blum & Co.	37,443
The Rawson Living Trust	3,613,186
Merritt & Pamela Sher Living Trust	10,484,898
Ronald Sher	11,044,962
Sher GP, Inc.	195,140
Terranomics Investment Partnership	1,833,048
Terranomics	219,275
TCA Holdings, LLC	29,475,646
Ari Blum	645,699
Morgan Blum	645,699
$64,894,901

__________________________

1	Amounts listed do not reflect adjustments under Code Section 743(b) made since 1988.

Exhibit A - 1

EXHIBIT B

REQUIRED LIABILITY AMOUNT

Argus Group, Ltd.	$804,000
Blum Family Trust, J&N Blum, Trustees	1,734,000
The Joseph Blum Irrevocable Trust	166,000
Thomas Bomar	837,000
Eugene E & Kathleen B Clahan Revocable Trust U/A Dated 11/11/88	1,707,000
Rawson, Blum & Co.	30,000
The Rawson Living Trust	2,873,000
Merritt & Pamela Sher Living Trust	10,105,000
Ronald Sher	10,791,000
Sher GP, Inc.	319,000
Terranomics Investment Partnership	1,502,000
Terranomics	230,000
Ari Blum	513,000
Morgan Blum	513,000
$32,124,000

Exhibit B - 1

EXHIBIT C

FORM OF GUARANTY

Exhibit C - 1